UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

VERIDIAN CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 4C 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The Definitive Additional Materials filed herewith relate to Veridian’s special meeting of stockholders scheduled for August 7, 2003. The definitive proxy statement for Veridian’s special meeting of stockholders was filed with the Securities and Exchange Commission on July 8, 2003.

1200 South Hayes Street Suite 1100 Arlington, Virginia 22202 703-575-3100 www.veridian.com

IMPORTANT REMINDER

                           July 23, 2003

Dear Stockholders:

     We have previously mailed to you proxy materials relating to the Special Meeting of Stockholders of Veridian Corporation to be held on Thursday, August 7, 2003. Your vote is important no matter how many shares you hold.

     According to our latest records, we have not received your voting instructions for this important meeting. Please vote today to avoid unnecessary solicitation costs to the Company.

     You may use one of the following simple methods for promptly providing your voting instructions:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.proxyvote.com listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Sign, date and return your voting instruction form in the postage-paid return envelope provided.

     For the reasons set forth in the Proxy Statement, dated July 9, 2003, your Board of Directors unanimously recommends that you vote “FOR” the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement.

     Thank you for your cooperation and continued support.

Sincerely,

Dr. Joseph P. Allen, IV Chairman of the Board